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                                                                     EXHIBIT 4.8

                            STOCK PURCHASE AGREEMENT

AGREEMENT FOR THE PURCHASE OF SHARES REPRESENTING THE CAPITAL STOCK OF GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A. DE C.V. (HEREAFTER THE "HOLDING COMPANY"), ENTERED INTO THIS 21 OF DECEMBER 2005 BETWEEN NACIONAL FINANCIERA, SOCIEDAD NACIONAL DE CREDITO, A DEVELOPMENT BANK INSTITUTION, AS TRUSTEE OF THE TRUST NUMBER 5111-3 DATED JUNE 12, 2005 (HERAFTER "NAFIN" OR "SELLER") REPRESENTED HEREIN BY LICENCIADO RICARDO RANGEL FERNANDEZ MAC-GREGOR, AEROINVEST, S.A. DE C.V. REPRESENTED HEREIN BY MR. ALONSO QUINTANA KAWAGE (HEREAFTER "AEROINVEST" OR THE "BUYER"), AND EMPRESAS ICA, S.A. DE C.V. (HEREAFTER "EMICA") REPRESENTED BY MR. JOSE LUIS GUERRERO ALVAREZ, WITH THE APPEARANCE OF THE FEDERAL GOVERNMENT THROUGH THE SECRETARY OF COMMUNICATIONS AND TRANSPORTATION (HEREAFTER THE "SCT") REPRESENTED HEREIN BY DR. AARON DYCHTER POLTOLAREK, AND SERVICIOS DE TECNOLOGIA AEROPORTUARIA, S.A. DE C.V., REPRESENTED HEREIN BY LUIS ZARATE ROCHA (HEREAFTER "SETA" OR THE "STRATEGIC PARTNER"), PURSUANT TO THE FOLLOWING DEFINITIONS, BACKGROUND, DECLARATIONS AND CLAUSES.

                                   DEFINITIONS

         The terms defined in the Participation Agreement and its annexes dated June 14, 2000 (the "Participation Agreement"), as modified by the Amendment Agreement on the same date as this document by the Federal Government, through the SCT, the companies that comprise the Airport Group, the Strategic Partner, and the Partners of the Strategic Partner, among other parties, shall have herein the same meaning unless otherwise defined.

                                   BACKGROUND

      1. On June 14, 2000, the Participation Agreement was entered into, which establishes in Section 3.4 that in case NAFIN does not carry out the Public Offering of at least 36% of the Shares of the Holding Company in its property, NAFIN agrees to sell the Strategic Partner the number of shares equal to 36% of the capital stock of the Holding Company, with the Strategic Partner having a term of 12 months from the fourth anniversary of its execution, in the event the Public Offering has not taken place, to notify Nafin in writing of its desire to exercise such purchase option.

      2.    On June 14, 2005, (i) in conformance with that set forth in Section
            3.4.2 of the Participation Agreement, the Strategic Partner delivered the Notification of Purchase to Nafin, demonstrating its wish to exercise the purchase option for the Additional Shares in such document under the terms of Section 3.4 of the Participation Agreement (the "Purchase Option"), and subject to the conditions established in such Notification of Purchase, and (ii) based on that set forth in

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            Section 10.6 of the Participation Agreement, the Strategic Partner
            requested authorization to assign all the rights and responsibilities of the Purchase Option of the Additional Shares to Aeroinvest, including the payment for the same, with the understanding that the remaining obligations of SETA under the Operating Documents and the Participation Agreement, including the obligation of co-participation referred to in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement shall remain in full force and effect.

      3. In conformance with Official Document Number 4.612 dated December 21, 2005, the SCT authorized the assignment by the Strategic Partner in favor of Aeroinvest of all the rights and responsibilities related to the Purchase Option for the Additional Shares referred to in Section 3.4 of the Participation Agreement, in accordance with that set forth in Section 10.6 of the Participation Agreement, releasing the Strategic Partner from the responsibilities derived under this Agreement related to the acquisition of the Additional Shares, including the payment for the same, with the understanding that the remaining obligations of SETA derived from the Operating Documents and the Participation Agreement, including the co-participation obligation referred to in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement shall remain in full force and effect.

      4. On December 21, 2005, the Ordinary and Extraordinary Shareholders Meetings of the Holding Company authorized, among other items, the assignment by the Strategic Partner to Aeroinvest of the rights and responsibilities associated with the Purchase Option, pursuant that set forth in Section 10.6 of the aforementioned Participation Agreement. This released the Strategic Partner from the responsibilities derived under this Agreement related to the acquisition of the Additional Shares, including the payment for the same, with the understanding that the remaining obligations of SETA derived from the Operating Documents and the Participation Agreement, including the co-participation obligation referred to in
            Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement shall remain in full force and effect.

      5. On December 21, 2005, Nafin, pursuant to the instructions received in Official Documents from the SCT Numbers 4.613 and 4.614 dated December 21, 2005, reported the authorization by the SCT, pursuant to the terms of those Official Documents, of the assignment by the Strategic Partner to Aeroinvest of all rights and responsibilities related to the Purchase Option, releasing the Strategic Partner from the obligations derived under this Agreement related to the acquisition of the Additional Shares, including the payment for the same, with the understanding that the remaining obligations of SETA derived from the Operating Documents and the Participation Agreement, including the co-participation obligation referred to in
            Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement shall remain in full force and effect.

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      6.    Aeroinvest has notified the SCT in writing of the acquisition of the
            36% of the Shares of the Holding Company, in conformance with that set forth in Article 23 of the Airports Law. Likewise through Official Document Number 101.2144 dated December 21, 2005, the SCT has stated that it has no objection regarding the referenced acquisition.

      7. By agreement dated December 13, 2005, the Restructuring Committee of the Mexican Airport System, takes note of and presented a favorable opinion to the Inter-secretarial Privatization Commission in the Note "Report regarding the Notification of the Exercise of the Purchase Option of 36% of the Shares Representing the Capital Stock of Grupo Aeroportuario del Centro Norte, S.A. de C.V., by Aeroinvest, S.A. de C.V., the Mexican partner of such group."

      8. By agreement dated December 20, 2005, the Inter-secretarial Divestment Commission created on April 7, 1995 by presidential decree published in the Official Gazette of the Federation, took note of the report referred to in Paragraph 7 above.

                                 REPRESENTATIONS

I. NAFIN, through its representative, declares:

      I.1 That it is a National Credit Institution regulated by its Implementing Law (Ley Organica) and that it intends to enter into this Share Purchase Agreement, in conformance with that established in Trust No. 5111-3, entered into on June 12, 2000, and in the Participation Agreement.

      I.2 That its representative is duly authorized to enter into this Share Purchase Agreement in its name, as evidenced by Public Deed number 101,352, granted on July 10, 2003 under oath by Licenciado Jose Angel Villalobos Magana, Notary Public No. 9 of the Federal District and inscribed in the Public Commercial Registry of the Federal District under public file number 1275, dated July 16, 2003.

      I.3 That it is the legitimate owner, as trustee, of 85% (eighty five percent) of the Shares of the Holding Company, which are common, registered, without par-value, and fully paid-in.

      I.4 That it has received the necessary instructions to carry out the sale to Aeroinvest of the Additional Shares that represent 36% (thirty six percent) of the Shares of the Holding Company, under the terms and conditions established in this Agreement.

      I.5 That in conformance with that set forth in Section 3.4.3(i) of the Participation Agreement, dated the same date as this document, the general ordinary and extraordinary shareholders meeting of the Holding Company resolved, among other items, to modify the bylaws of it to eliminate the shareholding limits set forth in the Tenth Article therein.

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      I.6 That the Additional Shares are free from any lien or limitation on ownership.

      I.7 That there are no current purchase options, share appreciation rights, optionable securities, convertible securities, or other rights that may be convertible, for the Additional Shares.

II. Aeroinvest declares through its representative:

      II.1 That it is a corporation duly created under Mexican law through Public Deed Number 69,898 dated July 25, 2003, granted under oath by Licenciado Jorge Alfredo Dominguez Martinez, Notary Public No. 140 of the Federal District, and inscribed in the Public Commercial Registry of the Federal District on September 20, 2003 under file number 309414, and that it holds sufficient powers under its bylaws to enter into this Agreement.

      II.2 That its representative, Mr. Alonso Quintana Kawage, holds sufficient powers to enter into this Agreement, as evidenced by the public deed referred to in the above paragraph II.1, which powers have not been modified or revoked in any manner.

      II.3 That it intends to enter into this Agreement for acquiring the Additional Shares and assume the rights and responsibilities contemplated in this Contract.

      II.4 That it knows the terms and scope of the Participation Agreement.

      II.5 That it recognizes that after having acquired the Additional Shares, it will assume the rights and responsibilities that correspond to the Strategic Partner pursuant to the Operating Agreement and the Participation Agreement, and that derive from the acquisition of the Additional Shares, expressly including the obligations set forth in Section 3.4.5 of the Participation Agreement.

      II.6 That the execution of, compliance with and performance of this Share Purchase Agreement does not violate or breach (i) any law, regulation or legal provision, or (ii) its bylaws or any contract, compact, or agreement to which it is a party, or that breach or violation will not derive from the anticipatory termination of its responsibilities or in the imposition of restrictions on limitations on the investors that the Airport Group needs to or should make according to the Master Development Program (as such term is defined in the Technical Assistance Contract) or the annual business plan of the Holding Company.

      II.7 That it has carried out and presented all notifications, and notices and has obtained all the authorizations and permissions, whether governmental or statutory, that are necessary for the execution, compliance with and performance of this Share Purchase Agreement and all acts established herein.

III. EMICA declares through its representative:

      III.1 That it is a corporation duly created under Mexican law through public deed Number 97,751 dated June 1, 1979, granted under oath by Licenciado Jesus Castro

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Figueroa, Notary Public No. 38 of the Federal District, and inscribed in the
Public Commercial Registry of the Federal District under file number 8723 and that it holds sufficient powers under its bylaws to enter into this Agreement.

      III.2 That its representative, Mr. Jose Luis Guerrero Alvarez holds sufficient powers to enter into this Agreement, which powers have not been modified or revoked in any way.

      III.3 That it intends to enter into this Agreement, to become a joint obligee with Aeroinvest of all Aeroinvest's responsibilities derived from the acquisition of the Additional Shares among other items.

      III.4 That it knows the terms and scope of the Participation Agreement and of the Operating Documents.

      III.5 That it recognizes that after having acquired the Additional Shares, Aeroinvest shall also assume the rights and responsibilities corresponding to the Strategic Partner under the Operating Documents and the Participation Agreement that derive from the acquisition of the Additional Shares, expressly including the obligations set forth in Sections 2.3 and 3.4.5 of the Participation Agreement.

      III.6 That the execution, compliance with and performance of this Share Purchase does not violate or breach (i) any law, regulation or legal disposition, or (ii) its bylaws or any contract, compact, or agreement to which it is a party, or that such breach or violation will not derive from the anticipatory termination of its responsibilities.

      III.7 That it has carried out and presented all notifications and notices and has obtained all authorizations and permissions, both governmental and statutory, that are necessary for the execution, compliance with, and performance of this Share Purchase Agreement and the acts established herein.

IV. The SCT and the Strategic Partner declare through their representatives:

      IV.1 That on June 14, 2005, (i) in conformance with that set forth in
Section 3.4.2 of the Participation Agreement, the Strategic Partner delivered to Nafin the Notification of Purchase, stating in that document its intention to exercise the purchase option of the Additional Shares under the terms of Section
3.4 of the Participation Agreement (the "Purchase Option"), and subject to the conditions set forth in such Notification of Purchase; and (ii) based on that set forth in Section 10.6 of the Participation Agreement, the Strategic Partner requested authorization to assign in favor of Aeroinvest, all of the rights and responsibilities related to the Purchase Option for the Additional Shares, including the payment for the same, with the understanding that the remaining obligations of SETA derived from the Operating Documents and the Participation Agreement, including the co-participation obligation referred to in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, shall remain in full force in effect.

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      IV.2 That they appear in this Agreement to have knowledge of and accept the scope, rights and obligations that they will derive from it, including those in their favor, with the understanding that except as to that set forth in
Section 3 of this Agreement, the Strategic Partner shall not assume any responsibilities from this Agreement; and

      IV.3 That their representatives hold sufficient powers to enter into this Agreement, as evidenced, (i) as to the SCT, under Article 6th, Subsection IX of the Internal Regulation of the SCT; and (ii) as to the Strategic Partner, in the Public Deed Number 991 dated December 20, 2005 granted under oath by Licenciado Jose Martinez, Notary Public No. 29 of Monterrey, Nuevo Leon, and that such powers have not been modified or revoked in any manner.

      Based on the above Background and Representations, the parties to this Agreement hereby agree as follows:

                                     CLAUSES

1. Purpose.

1.1 The purpose of this Agreement is the sale by the Seller to the Buyer of the Additional Shares, which are fully subscribed and paid-in and free from any lien or limitation on ownership, subject to the following conditions and other provisions as indicated.

2. Buyer's Acquisition of the Additional Shares.

2.1 The Seller hereby is obligated to sell to the Buyer on the Closing Date (as such term is defined hereinafter) and the Buyer is obligated to pay the Vender the Price (as defined hereinafter) and to buy the Additional Shares on the Closing Date.

2.2 On the Closing Date after Aeroinvest has paid the totality of the Price pursuant to Section 2.4 below, Nafin shall fully endorse and transfer the Shares to Aeroinvest that represent 100% (one hundred percent) of the Additional Shares. Aeroinvest shall simultaneously endorse the Additional Shares in favor of a trust created with GE Capital Bank, S.A., Multiple Banking Institution, Grupo Financiero GE Capital, Trust Division ("GE Capital"), as trustee to guarantee certain obligations assumed by Aeroinvest.

2.3 The share purchase price referred to in this Section 2 is Two Hundred Three Million Two Hundred Sixty Four Thousand and Seventy-Eight Dollars
(US$203,264,078) (the "Price").

2.4 The Price shall be paid by Aeroinvest to the Seller no later than noon (12:00 p.m.) Mexico City time, on the Closing Date, by wire transfer of immediately available funds to Account Number 04009635, Swift Number BKTRUS33, held by the Seller with Deutsche Trust Co. Americas, New York, or any other account that the Seller gives notice of at least forty-eight (48) hours prior to the Closing Date.

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2.5 On the Closing Date, the Holding Company shall deliver to the Buyer and the
Seller a copy of the corresponding annotations to the share registry of the Holding Company regarding the disposal of the Additional Shares, as certified by the secretary to the Board of Directors of the Holding Company.

2.6 The parties agree that the transfer of the Additional Shares and the payment of the Price (the "Closing Date") shall take place no later than December 30, 2005, on the date mutually agreed upon by the Seller and Buyer.

3. OTHER BUYER AND STRATEGIC PARTNER OBLIGATIONS.

3.1 The obligations assumed under this Agreement by the Buyer shall in no way release the Strategic Partner from compliance with its obligations pursuant to the Operating Documents and the Participation Agreement, expressly those obligations that derive from Sections 2.3, and 3.4.5 of the Participation Agreement, to the extent that these refer to the obligation of co-participation with Nafin in the public offer or offerings or other type of placement with public investors of the Shares (if and when the Seller holds 49% or less of the shares representing the capital stock of the Company). To this effect, the Buyer shall also assume the obligations of the Strategic Partner pursuant to the Operating Documents and the Participation Agreement, and those that become its responsibility as a result of the Acquisition of the Additional Shares, expressly those that derive from Section 2.3 and 3.4.5 of the Participation Agreement (if and when the Seller holds 49% or less of the shares representing the capital stock of the Holding Company).

3.2 In the assumption that a public offering of the Shares takes place or another instrument is issued based on the Shares, whether in Mexico or abroad, or other type of placement requiring the inscription of whole or part of the Shares or such instruments in the National Securities Registry of the National Banking and Securities Commission or any equivalent or substitute registry is carried out, the Buyer, the Strategic Partner, and Nafin shall take all steps necessary to revise the bylaws of the Holding Company to substantially be under the terms of Annex "A" to this Agreement, and if applicable, to fit them to any legal or administrative provision that becomes applicable to carry out any of the above referenced offers.

3.3 As long as the Additional Shares do not trade on a securities exchange, the Buyer may transfer the Additional Shares to any third party provided the third party assumes the responsibilities set forth in this Section 3 in writing to the Strategic Partner, the Seller and the Federal Government, through the SCT, including the obligation of the Buyer to co-participate with the Seller so that through one or more public offerings or other type of placement with public investors (provided the Seller holds 49% or less of the capital stock of the Company), (i) the Seller sells the Shares that it owns, and (ii) the Buyer sells the Additional Shares under the terms set forth in Sections 2.3, 3.4.5 and the remaining applicable sections of the Participation Agreement.

3.4 The parties agree that at any time, even when the Seller ceases to be a shareholder of the Holding Company, the Strategic Partner and Aeroinvest shall require the written consent of the Federal Government acting through the SCT to contract debt or enter into

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any type of agreement through which the Holding Company, the Service Company or the Concessionaires are limited from making investments in addition to those set forth in the Master Development Program (as such term is defined in the Technical Assistance Agreement) or the annual business plans of the Holding company.

3.5 Aeroinvest as Key Partner under the Participation Agreement and in its capacity as shareholder of the Additional Shares pursuant to this Contract, herein recognizes the responsibilities it assumes under the Participation Agreement expressly including the obligations established in Section 2.3 of the Participation Agreement as well as that set forth in Section 7 of the Trust Agreement.

      Likewise, Aeroinvest recognizes that; (i) pursuant to Section 12.1.5 of the Technical Assistance Agreement, any breach of its obligations as Key Partner under the Participation Agreement shall be considered as an Event of Default under the Technical Assistance Agreement, including the obligations set forth in Sections 2.3 and 3.4.5 of the Participation Agreement of the Strategic Partner and the Key Partners of it; (ii) under the terms of Section 12.3 of the Technical Assistance Agreement, in case the Strategic Partner or Aeroinvest do not cure the Event of Default within the term established in the Default Notice (as defined in Section 12.2 of the Technical Assistance Agreement), the Strategic Partner shall lose the right to receive the compensation pursuant to
Section 6.2 of the Technical Assistance Agreement for the accounting period immediately prior during which the Event of Default had occurred as a liquidated damage for all direct and indirect damages caused to the Airport Group, and therefore it must reimburse the Service Company within ten (10) calendar days after request; (iii) additionally if the breach continues for another thirty
(30) calendar days after the date on which the Strategic Partner or Aeroinvest must remedy them, the Strategic Partner and any Related Person to the Strategic Partner, including Aeroinvest, shall lose the right to exercise the option to acquire the Optional Shares under the terms of the Option Agreement, and unless the option has been transmitted under the terms of the Option Contract and those registered holders of the option are not Related Parties to the Strategic Partner, the Option Contract shall be considered terminated; (iv) in case the Event of Default continues for three (3) months after the Option Contract terminates pursuant to subsection (iii) immediately above, the Airport group through its Delegate of the Audit Committee may send the Strategic Partner a written notice through which (a) the Operating Documents are terminated and the Holding Company is awarded as a payment for the direct and indirect damages incurred through instructions sent to the Trustee, the proceeds of the sale of 5% (five percent) of the series "BB" Shares held in the Trust, in which case, such Shares shall automatically be converted into series "B" Shares of the Holding Company and the Strategic Partner may freely dispose of them to third parties, or (b) if applicable, it demands the specific performance of the breached responsibility or the payment of the corresponding direct and indirect damages.

      Aeroinvest hereby recognizes that pursuant to the terms of Section 7.1 of the Trust Agreement, if the Holding Company has knowledge of an event of any default that constitutes an Event of Default by the Strategic Partner or by the Key Partners, pursuant to the Participation Agreement, and the Operating Documents are anticipatorily terminated or in case of specific performance of the obligation regarding which the breach pertains, the

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Holding Company, for itself or by the Federal Government, may instruct the
Trustee so that it proceeds with the sale of 5% (five percent) of the Shares subject to the Trust Agreement (as defined in the Trust Agreement) and so that it delivers the proceeds of such sale as full payment for the direct and indirect damages that were caused by such breach by the Strategic Partner or the Key Partners. In the event the shares representing the capital stock of the Holding Company are traded on any securities exchange, the Trustee shall carry out the sale of the aforementioned Entrusted Shares through the exchange procedures at the sale price that results from the application of the provisions issued by the National Banking and Securities Commission related to the exercise of the withdrawal right. In case of the contrary, the Trustee shall follow a public bidding procedure pursuant to the World Bank rules. After the Trustee makes the sale referred to in this paragraph, and only if the Operating Documents are anticipatorily terminated, the remaining Entrusted Shares (as defined in the Trust Agreement) held under the Trust Agreement shall automatically be converted into series "B" shares and the Strategic Partner may freely dispose of them to third parties.

3.6 EMICA hereby agrees to be co-obligee regarding each and every one of the Aeroinvest obligations derived from the acquisition of the Additional Shares through this Agreement, including without limitation, the obligations set forth in the Participation Agreements and the Operating Documents.

      Likewise, EMICA is obligated hereby to carry out each and every one of the acts and to adopt all those agreements that are advisable or necessary for full compliance by Aeroinvest of each and every one of its obligations under the credit agreement (the "Credit Agreement") dated December 14, 2005 in the amount of One Hundred Twenty Five Million U.S. Dollars (US$125,000,000.00) between, among others, Aeroinvest as borrower and WestLB AG, New York Branch as creditor and administrative agent, including the direct performance of them so that Aeroinvest holds the Additional Shares and the corporate rights that correspond to them. Therefore, on the same date as the Credit Agreement, EMICA became a joint obligor as to the Aeroinvest obligations in the Credit Agreement through a written guarantee between EMICA and WestLB AG New York Branch (Guarantee) dated December 14, 2005, which obligation shall remain in full force and effect during the term of the Credit Agreement or any other credit that substitutes for the Credit Agreement.

      The parties agree that (A) as long as Aeroinvest remains direct or indirect owner of the Additional Shares, Aeroinvest shall exercise its right to vote for the same, with the understanding that it may agree to vote them the same way as the Shares belonging to the Strategic Partner are voted; (B) in the event the Additional Shares are granted to a trust, Aeroinvest as beneficiary of the Additional Shares under the same or any other similar instrument, as long as it has not received a notice of default under the terms of the respective trust from the trustee of the same, Aeroinvest shall instruct the trustee of the trust as to the form of exercising the vote of the Additional Shares, with the understanding that it may instruct the trustee to vote such Additional Shares the same as the Shares of the Strategic Partner are voted; and (C) in case the Additional Shares are held in a trust in conformance with subsection B above, and a notice of default under the respective trust agreement has been received, the beneficiary of the same shall instruct the trustee to vote the Additional Shares, with the understanding that the Additional Shares must always be voted the same way as the Shares of the Strategic Partner are voted, provided it does not affect the performance of the guaranteed obligations under the Credit Agreement, or limit in any manner the capacity of Aeroinvest to comply with its obligations under the Credit Agreement.

4. Cure in Case of Eviction

4.1 Nafin is obligated with Aeroinvest to warrant the title to the Additional Shares, in conformance with the Second Chapter, Title Four, Book Five of the Civil Code of the Federal District.

5 Conditions Precedent.

5.1 The parties recognize that this Contract is subject to conditions precedent and shall become effective after the following have occurred:

(a) A extraordinary and ordinary shareholders meeting of the Holding Company in which the following are agreed: (i) the modification to the bylaws of the Company so that they are drafted according to the text attached to this Share Purchase Agreement as Annex "A"; (ii) the dividend policy to be followed by the Holding Company commencing on the Closing Date; (iii) the modification to the composition of the Board of Directors of the Holding Company commencing on the Closing Date, so that it is comprised in the manner described in the document attached to this Share Purchase Agreement as Annex "B"; and (iv) the conversion of all the Series "A" shares to Series "B" shares;

(b) A Modification Agreement to the Participation Agreement in the terms of the document attached to this Share Purchase Agreement as Annex "C";

(c) A Termination Agreement to the Shareholders Agreement dated June 14, 2000 between Nafin, the Strategic Partner, Banco Nacional de Comercio Exterior, S.N.C. ("Bancomext"), the Holding Company and the SCT under the terms of the document attached to this Share Purchase Agreement as Annex "D"; and

(d) A Modification Agreement to the Trust Agreement dated June 14, 2000 between the Strategic Partner, the Holding Company and Bancomext pursuant to the terms of Section 3.4.6 of the Participation Agreement, under the terms of the document attached to this Share Purchase Agreement as Annex "E".

6. Miscellaneous.

6.1 Notices. Any notices to be delivered by one party to the other under this Share Purchase Agreement shall be made in writing and sent to the other party, by certified mail with acknowledgement of receipt, by fax, by courier, and shall be considered as received upon dispatch. All notices shall be sent to the following addresses of the parties:

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To Seller

Insurgentes Sur 1971
Edificio Anexo, Nivel Jardin
Col. Guadalupe Inn, C.P. 01020

Attn: Director of Trusts

To Aeroinvest:

Mineria No. 145, Edificio F, 3rd Floor
Col. Escandon
Mexico, D.F. 11800

Attn: Jose Luis Guerrero and Alonso Quintana K.
cc:   Pedro Martinez Becerril

To the SCT:

Xola and Ave. Universidad
Col. Navarte
03020 Mexico, D.F.

Attn: Aaron Dychter Poltolarek

To SETA

Mineria No. 145, Piso 2
Edificio G
Colonia Escandon
11800, Mexico, D.F.

Attn: Luis Zarate Rocha

To EMICA:

Mineria No. 145, Piso 2
Edificio G
Colonia Escandon
11800, Mexico, D.F.

Attn: Jose Luis Guerrero A.

      The parties may make notice of any change of address through notice sent to the other party in the manner set forth in this Section.

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6.2   Amendments. No amendment to this Share Purchase Agreement shall be effective unless agreed in writing by each of the parties, including the SCT

6.3 Headings. The Section headings to this Share Purchase Agreement are only for convenience of reference and shall not limit or affect in any way the meaning of any provision of this Share Purchase Agreement.

6.4 Severability of the Provisions. In the event that one or more of the provisions contained in this Share Purchase Agreement, or the application of them in any circumstance, is declared to be invalid, illegal or incapable of performance in any manner or for whatever reason, the validity, legality, and obligatory nature of any of the provision in any other manner and the remaining provisions of this Share Purchase Agreement shall not be limited or affected in any way. Additionally the parties in this Share Purchase Agreement agree to use their best efforts to replace such invalid, illegal, or unperformable provision with one that is valid, legal, and capable of performance, which attempts to comply to the fullest extent possible, with the economic, business and other purposes of the invalid or non-performable provision.

6.5 Undertakings of the Strategic Partner in the Participation Agreement Assumed by the Buyer. The Buyer grants and assumes, as if it were the Strategic Partner, the representations, and guarantees granted and assumed by the Strategic Partner under Sections 5.2, 5.3, 5.4, 5.5, 5.6, and 5.9 of the Participation Agreement. The representations and guarantees referenced are a determining factor in the consent of the Seller and the SCT for the execution and performance of this Share Purchase Agreement, and the acts established herein.

6.6 Successors and Assigns, etc. The parties shall not transfer or assign the rights and responsibilities contained in this Share Purchase Agreement without the written consent of all parties, including the SCT.

6.7 Taxes. The parties shall be responsible for the payment of their own taxes incurred as a result of the execution of this Agreement. Notwithstanding the above, the Buyer hereby agrees to indemnify and hold harmless the Seller and the Federal Government from any taxes that they incur exclusively related to the assignment of the rights and responsibilities of the Purchase Option, authorized under the terms of Background provision 3 of this Agreement.

6.8 Applicable Law and Jurisdiction. The Share Purchase Agreement shall be governed and executed in conformance with the Federal laws of the United Mexican States, and the parties expressly and irrevocably submit to the jurisdiction of the competent tribunals of Mexico City, D.F., Mexico, and renounce any other jurisdiction that could correspond to them by virtue of their present or future addresses or for any other reason.

6.9 Applicable Currency. Unless expressly stipulated to the contrary in this Share Purchase Agreement, all references to any amounts of money shall be understood to refer to the legal currency of the United Mexican States, that is Mexican Pesos.

6.10 Counterparts. This Share Purchase Agreement shall be executed in ten (10) counterparts, each one of which, upon execution, shall be considered as original but which shall constitute but one document.

      This Share Purchase Agreement is executed on the above referenced date, by all parties in Mexico City, Federal District.

                  [Remainder of Page Intentionally Left Blank]

                                [Signature Page]

                Share Purchase Agreement dated December 21, 2005

       NACIONAL FINANCIERA, S.N.C., TRUST DEPARTMENT, AS TRUSTEE OF TRUST
                                 NUMBER 5111-3

                              [Signature Illegible]
                  By: Lic. Ricardo Rangel Fernandez Mac Gregor
                        Title: General Delegated Trustee

                                [Signature Page]

                Share Purchase Agreement dated December 21, 2005

    FEDERAL GOVERNMENT, BY THE SECRETARY OF COMMUNICATIONS AND TRANSPORTATION

                              [Signature Illegible]
                          By: Aaron Dychter Poltolarek
                      Title: Subsecretary of Transportation

                                [Signature Page]

                Share Purchase Agreement dated December 21, 2005

                            AEROINVEST, S.A. DE C.V.

                              [Signature Illegible]
                         By: Ing. Alonso Quintana Kawage
                             Title: Attorney in Fact

                           EMPRESAS ICA, S.A. DE C.V.

                              [Signature Illegible]
                         By: Jose Luis Guerrero Alvarez
                             Title: Attorney in Fact